Exhibit 10.33

AMENDMENT NUMBER ONE

TO THE

WEST CORPORATION AMENDED AND RESTATED

2013 LONG-TERM INCENTIVE PLAN

WHEREAS, West Corporation, a Delaware corporation (the “Company”), maintains the West Corporation Amended and Restated 2013 Long-Term Incentive Plan, as amended and restated effective as of May 13, 2014 (the “Plan”);

WHEREAS, pursuant to Section 5.2 of the Plan, the Board of Directors of the Company has the authority to amend the Plan; and

WHEREAS, the Board has authorized an amendment of the Plan to permit the Company to provide Plan participants the opportunity to withhold at a rate different from the minimum statutory rate in accordance with applicable law and accounting rules.

NOW, THEREFORE, BE IT RESOLVED, that the Plan hereby is amended, effective as of January 26, 2017, as follows:

The third sentence of Section 5.5 (Tax Withholding) is hereby amended and restated in its entirety to read as follows:

"Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate (or, if permitted by the Company, such other rate as will not cause adverse accounting consequences under the accounting rules then in effect, and as permitted under applicable withholding rules of the Internal Revenue Service (or the applicable taxing authority))."

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IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized agent as of January 26, 2017.

WEST CORPORATION

By:	/s/ Jan D. Madsen
Name:	Jan D. Madsen
Title:	Chief Financial Officer

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